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                                  EXHIBIT - 21


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SUBSIDIARIES OF REGISTRANT                                             STATE OF INCORPORATION
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
North Fork Bank                                                                  New York
Superior Savings of New England, N.A.                                            Connecticut
NFB Investment Services Corporation                                              New York
Amivest Corporation                                                              Delaware
North Fork Capital Trust I                                                       New York
North Fork Capital Trust II                                                      New York
Reliance Capital Trust I                                                         New York
North Fork Capital Corp.                                                         New York

SUBSIDIARIES OF NORTH FORK BANK
Home Fed Realty Corporation                                                      Connecticut
NFB Funding, Inc.                                                                New Jersey
NFB Agency Corporation                                                           New York
NFB Development Corp.                                                            New York
Cutchco Corp.                                                                    New York
Clare-Elm Corp.                                                                  New York
Compass Food Service Corp.                                                       New York
Auto Group Services Corp.                                                        New York
All Points Capital Corp.                                                         New York
RHJ Holdings, Inc.                                                               New York
CBMC Inc.                                                                        New York
Reliance Preferred Funding Corporation                                           Delaware
Jamsab Realty Corp.                                                              New York
Omni Commercial Corp., LLC                                                       New York
New CBNY                                                                         New York
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